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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 19, 2004 (October 13, 2004)

INVESTOOLS INC.
Exact Name of Registrant as Specified in its Charter

DELAWARE State of Incorporation or Organization	0-31226 (Commission File Number)	76-0685039 (I.R.S. Employer Identification No.)
5959 CORPORATE DRIVE, SUITE LL 250 HOUSTON, TEXAS Address of Principal Executive Offices		77036 Zip Code

(281) 588-9700
Registrant's telephone number,
including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.02 Termination of a Material Definitive Agreement.

        On October 13, 2004, INVESTools Inc. (the "Company") and Scott K. Waltz, the Company's Senior Vice President, Chief Marketing Officer, mutually agreed to terminate Mr. Waltz's employment agreement. Mr. Waltz's responsibilities will be assumed by Dan Olson, the Company's Vice President, Marketing, who has been employed by the Company in this role since 1999.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        Effective on October 13, 2004, the Company and Scott K. Waltz, Senior Vice President, Chief Marketing Officer, mutually agreed to terminate Mr. Waltz's employment with the Company. Mr. Waltz's responsibilities will be assumed by Dan Olson, the Company's Vice President, Marketing, who has been employed by the Company in this role since 1999.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTOOLS, INC.
By:	/s/ PAUL A. HELBLING Paul A. Helbling Chief Financial Officer

Dated: October 19, 2004

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  Item 1.02 Termination of a Material Definitive Agreement.
  Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES